Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND Support Agreement (this “Agreement”) is made as of September 5, 2023, by and among (i) Mars Acquisition Corp., a Cayman Islands exempted company (together with its successors, the “Purchaser”), (ii) ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (the “Company”), (iii) Mars Capital Holding Corporation, a British Virgin Islands business company with limited liability (the “Sponsor”), and (iv) the holders of the Purchaser’s securities set forth on the signature pages hereto (the “Other Holders” and, collectively with the Sponsor, the “Insiders”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, the Sponsor beneficially owns 1,138,500 ordinary shares, $0.000125 par value (“Ordinary Shares”), of the Purchaser (the “Founder Shares”), and the Other Holders beneficially own an aggregate of 586,500 Ordinary Shares (the “Other Holder Shares” and, collectively with the Founder Shares, the “Insider Shares”), as well as rights pursuant to which they automatically will receive two-tenths (2/10) of one Ordinary Share per Ordinary Share upon consummation of a Business Combination;

WHEREAS, in connection with the Purchaser’s initial public offering, the Purchaser, the Sponsor and the Other Holders entered into a letter agreement, dated as of February 13, 2023 (the “Insider Letter”), pursuant to which the parties thereto agreed, among other things, to certain voting requirements, transfer restrictions and waiver of redemption rights with respect to the securities of the Purchaser owned by them;

WHEREAS, on or about the date hereof, the Purchaser, ScanTech AI Systems Inc., a Delaware corporation (“Pubco”), the Company, Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“Purchaser Merger Sub”), Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub” and, together with Purchaser Merger Sub, the “Merger Subs”), and Dolan Falconer, in the capacity as the representative from and after the Effective Time for the Company Holders as of immediately prior to the Effective Time (and their successors and assigns), entered into that certain Business Combination Agreement (as amended, supplemented and/or restated from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other things, (i) Purchaser Merger Sub shall merge with and into the Purchaser, with the Purchaser continuing as the surviving entity (the “Purchaser Merger”), and, in connection therewith, each Purchaser Ordinary Share issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holder thereof to receive, with respect to each Purchaser Ordinary Share that is not redeemed or converted in the Closing Redemption, one share of Pubco Common Stock; (ii) Company Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), and, in connection therewith, (A) the Company Common LLC Units issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holders thereof to receive shares of Pubco Common Stock as set forth therein and (B) any Company Convertible Securities shall be terminated; and (iii) as a result of the Mergers, the Purchaser and the Company each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company (such transactions, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”), all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, the board of directors of the Purchaser (the “Purchaser Board”) has (i) approved the Business Combination Agreement and the Ancillary Documents and the Transactions, including, without limitation, the Mergers, upon the terms and subject to the conditions set forth therein, and (ii) determined to recommend to its shareholders the approval and adoption of the Business Combination Agreement and the Ancillary Documents and the Transactions, including, without limitation, the Mergers; and

WHEREAS, as a condition to the willingness of the Company to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and the expenses and efforts to be undertaken by the Purchaser and the Company to consummate the Transactions, the Purchaser, the Company, the Sponsor and the Other Holders desire to enter into this Agreement in order for the Insiders to provide certain assurances to the Company regarding the manner in which the Insiders are bound hereunder to vote the Insider Shares and any Ordinary Shares or which the Insiders beneficially own, acquire, hold or otherwise have voting power following the date hereof (such shares being collectively referred to herein as the “Subject Shares”) during the period from and including the date hereof through and including date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Business Combination Agreement and the Ancillary Documents and the Transactions, including, without limitation, the Mergers.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.             Covenant to Vote in Favor of Transactions. Each Insider agrees, with respect to all of its respective Subject Shares during the Voting Period:

(a)            at the Purchaser Special Meeting, or any other meeting of the shareholders of the Purchaser, such Insider hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy) such Insider’s Subject Shares (i) in favor of, and adopt, the Business Combination Agreement and the Ancillary Documents and the Transactions, including, without limitation, the Mergers, (ii) in favor of the other Purchaser Shareholder Approval Matters set forth in the Business Combination Agreement, and (iii) in opposition to: (A) any Acquisition Proposal relating to an Alternative Transaction with respect to the Purchaser and any and all other proposals (x) for a Business Combination involving the Purchaser or any of its Controlled Affiliates with other Person(s), (y) that could reasonably be expected to in any material respect delay or impair the ability of the Purchaser to consummate the Business Combination Agreement, the Mergers or any of the other Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement or the Ancillary Documents or (B) other than as contemplated by the Business Combination Agreement, any material change in (x) the present capitalization of the Purchaser or any amendment of the Purchaser’s Organizational Documents or (y) the Purchaser’s corporate structure or business, which, in each of cases (x) and (y) of this sentence, could reasonably be expected to in any material respect delay or impair the ability of the Purchaser to consummate the Business Combination Agreement, the Mergers or any of the other Transactions;

(b)            to execute and deliver all related documentation and take such other action in support of the Business Combination Agreement, the Ancillary Documents, the Mergers and any of the other Transactions, as shall reasonably be requested by the Company or the Purchaser in order to carry out the terms and provisions of this Section 1, including, without limitation, the execution and delivery of any applicable Ancillary Documents (including, without limitation, if applicable, the Registration Rights Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c)            except for transfers expressly permitted by, and effected in accordance with, Section 5(b), not to deposit, and to cause its Affiliates not to deposit, any Subject Shares beneficially owned by such Insider in a voting trust or subject any of such Insider’s Subject Shares to any arrangement or agreement with respect to the voting of such Subject Shares, unless specifically requested to do so by the Company and the Purchaser in connection with the Business Combination Agreement, the Ancillary Documents or any of the Transactions;

(d)            except as contemplated by the Business Combination Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any securities of the Company in connection with any vote or other action with respect to the Mergers and the other Transactions, other than to recommend that the shareholders of the Purchaser vote in favor of adoption of the Business Combination Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Business Combination Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement); and

(e)            to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Mergers, the Business Combination Agreement and the Ancillary Documents, including pursuant to the Cayman Companies Act.

2.             Grant of Proxy. Each Insider, with respect to all of such Insider’s Subject Shares, hereby irrevocably grants to, and appoints, the Company and any designee of the Company (determined in the Company’s sole discretion) as such Insider’s attorney-in-fact and proxy during the Voting Period, with full power of substitution and resubstitution, for and in such Insider’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Subject Shares owned (whether beneficially or of record) by such Insider in a manner consistent with Section 1(a). The proxy granted by such Insider pursuant to this Section 2 is irrevocable and is granted in consideration of the Company entering into this Agreement and the Business Combination Agreement and incurring certain related fees and expenses. Each Insider hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Business Combination Agreement and, except upon the termination of this Agreement in accordance with Section 7(a), is intended to be irrevocable. Each Insider agrees, during the Voting Period, until this Agreement is terminated in accordance with Section 7(a), to vote such Insider’s Subject Shares in accordance with Section 1 above.

3.             No Redemption. Each Insider irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Insider shall not elect to cause the Purchaser to redeem any Subject Shares now or at any time legally or beneficially owned by such Insider, or submit or surrender any of such Insider’s Subject Shares for redemption.

4.             Insider Letter. Without the prior written consent of the Company, each of the Insiders and the Purchaser hereby agree that from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary the Insider Letter, except as otherwise expressly provided for under this Agreement, the Business Combination Agreement or any Ancillary Documents.

5.             Other Covenants.

(a)            No Transfers. Each Insider agrees that, during the Voting Period, such Insider shall not, and shall cause its Affiliates not to, without the Purchaser’s and the Company’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Securities (as defined below); (ii) grant any proxies or powers of attorney with respect to any or all of the Securities; (iii) permit to exist any lien of any nature whatsoever (other than those imposed by the Business Combination Agreement, this Agreement, the other Ancillary Documents, applicable securities Laws or the Organizational Documents of the Purchaser, as in effect on the date hereof) with respect to any or all of the Securities; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting in any material respect such Insider’s ability to perform its obligations under this Agreement. The Purchaser hereby agrees that it shall not permit any Transfer of the Securities in violation of this Agreement. Each Insider agrees with, and covenants to, the Purchaser and the Company that such Insider shall not request that the Purchaser register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Security during the Voting Period without the prior written consent of the Purchaser and the Company, and the Purchaser hereby agrees that it shall not effect any such Transfer.

(b)            Permitted Transfers. Section 5(a) shall not prohibit a Transfer of Securities by an Insider (i) to any shareholder, member or partner of such Insider or (ii) to any Affiliate of such Insider, so long as, in the case of the foregoing clauses (i) or (ii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, the Purchaser shall not register or otherwise recognize the transfer (book-entry or otherwise) of any Subject Shares or any certificate or uncertificated interest representing any of the Subject Shares, except as permitted by, and in accordance with, this Section 5(b).

(c)            Changes to Securities. In the event of a share dividend or distribution, or any change in the share capital of the Purchaser by reason of any share dividend or distribution, share split, recapitalization, combination, conversion, exchange of shares or the like, the term “Securities” also shall be deemed to refer to and include the Securities as well as all such share dividends and distributions and any securities into which or for which any or all of the Securities may be changed or exchanged or which are received in such transaction. Each Insider agrees during the Voting Period to notify the Purchaser and the Company promptly in writing of the number and type of any changes to such Insider’s ownership of or voting control with respect to any Securities, upon such Insider’s acquisition or commitment to acquire any additional Securities or upon any other changes involving such Insider relating to the share capital or securities convertible or exercisable for securities of the Purchaser.

(d)            Compliance with Business Combination Agreement. During the Voting Period, each Insider agrees not to take or agree or commit to take any action that would make any representation and warranty of such Insider contained in this Agreement inaccurate in any material respect. During the Voting Period, each Insider further agrees to use commercially reasonable efforts to cooperate with the Company to effect the Mergers and all other Transactions, the Business Combination Agreement, the Ancillary Documents and the provisions of this Agreement.

(e)            Publicity. Each Insider agrees that such Insider shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser. Each Insider hereby authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), such Insider’s identity and ownership of such Insider’s Securities and the nature of such Insider’s commitments and agreements under this Agreement, the Business Combination Agreement and any of the Ancillary Documents.

6.             Representations and Warranties of Each Insider. Each Insider hereby represents and warrants to the Purchaser and the Company as follows:

(a)            Binding Agreement. Such Insider, if an entity, (i) is a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization, and (ii) has all necessary organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such Insider, if an individual, has the legal capacity and ability to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of such Insider’s obligations hereunder and the consummation of the transactions contemplated hereby by such Insider has been duly authorized by all necessary corporate, limited liability, partnership or other required action on the part of such Insider, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Insider, enforceable against such Insider in accordance with its terms (except as such enforcement may be limited by the Enforceability Exceptions). Such Insider understands and acknowledges that the Purchaser and the Company are entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by such Insider.

(b)            Ownership of Securities. Such Insider has beneficial ownership over all of its respective Insider Shares (the “Securities”), is the lawful owner of such Securities, has the sole power to vote or cause to be voted such Securities, and has good and valid title to such Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by the Business Combination Agreement, this Agreement, the other Ancillary Documents, applicable securities Laws or the Insider Letter. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Insider pursuant to arrangements made by such Insider. Except for the Insider Shares and related rights, such Insider is not a beneficial owner or record holder of any: (i) equity securities of the Purchaser, (ii) securities of the Purchaser having the right to vote on any matters on which the holders of equity securities of the Purchaser may vote or which are convertible into or exchangeable for, at any time, equity securities of the Purchaser, or (iii) options, warrants or other rights to acquire from the Purchaser any equity securities or securities convertible into or exchangeable for equity securities of the Purchaser.

(c)            No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by such Insider, the performance of such Insider’s obligations hereunder or the consummation by such Insider of the transactions contemplated hereby. None of the execution and delivery of this Agreement by such Insider, the performance of such Insider’s obligations hereunder or the consummation by such Insider of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of such Insider, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which such Insider is a party or by which such Insider or any of the Securities or such Insider’s other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (ii) and (iii) as would not reasonably be expected to impair such Insider’s ability to perform its obligations under this Agreement in any material respect.

(d)            No Inconsistent Agreements. Each Insider hereby covenants and agrees that such Insider (i) has not entered into, nor will such Insider enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securities inconsistent with such Insider’s obligations pursuant to this Agreement, (ii) has not granted, nor will such Insider grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to such Insider’s Securities and (iii) has not entered into any agreement or knowingly taken any action (nor will such Insider enter into any agreement or knowingly take any action) that would make any representation or warranty of such Insider contained herein untrue or incorrect in any material respect or have the effect of preventing such Insider from performing any of its material obligations under this Agreement.

7.             Miscellaneous.

(a)            Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or any Insider shall have any rights or obligations hereunder, including, without limitation, with respect to the representations and warranties and covenants hereunder (except as expressly set forth below), upon the earliest to occur of (i) the written agreement of the Purchaser, the Company and the Insiders, (ii) the Effective Time, and (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 7 shall survive the termination of this Agreement.

(b)           Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all obligations of each Insider are personal to such Insider and may not be assigned, transferred or delegated by such Insider at any time without the prior written consent of the Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio; except in connection with a Transfer of any Securities in accordance with Section 5(b), and the transferee to whom such Securities are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Each of the Company and the Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of any Insider.

(c)            Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)           Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any U.S. state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 7(g). Nothing in this Section 7(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e)            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(e).

(f)            Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (iv) the term “or” means “and/or” and (v) the term “Affiliate” shall mean, with respect to any specified Person, any other Person or group of Persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified Person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise). The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)           Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including e-mail), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the Company and the Purchaser at their respective addresses set forth in in accordance with Section 10.3 of the Business Combination Agreement and to each Insider at its respective address set forth under such Insider’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the Purchaser (and each of their copies for notices hereunder).

(h)           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and the Insiders. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)             Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j)             Specific Performance. Each Insider acknowledges that such Insider’s obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Insider, money damages will be inadequate and the Company and the Purchaser will not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Insider in accordance with their specific terms or were otherwise breached. Accordingly, the Company and the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by any Insider and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)            Expenses. Each party shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action shall pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l)             No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among any Insider, the Company and/or the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other shareholders of the Purchaser entering into voting agreements with the Company or the Purchaser. Each Insider has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Securities.

(m)           Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n)           Entire Agreement. This Agreement (together with the Business Combination Agreement and the Ancillary Documents to the extent applicable) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of any Insider under any other agreement between such Insider and the Purchaser or the Company or any certificate or instrument executed by such Insider in favor of the Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of any Insider under this Agreement.

(o)           Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Purchaser:

Mars Acquisition Corp.

By:	/s/ Karl Brenza
Name:	Karl Brenza
Title:	CEO and CFo

The Company:

ScanTech Identification Beam Systems, LLC

By:	/s/ Dolan Falconer
Name:	Dolan Falconer
Title:	Chief Executive Officer and President

The Sponsor:

Mars Capital Holding Corporation

By:	/s/ Shanchun Huang
Name:	Shanchun Huang
Title:	Director

[Signature Page to Sponsor Voting and Support Agreement]

The Other Holders:

Shanchun Huang
By:	/s/ Shanchun Huang

Karl Brenza
By:	/s/ Karl Brenza

Xiaochen Zhao
By:	/s/ Xiaochen Zhao

Xin He
By:	/s/ Xin He

Yenyou Zheng
By:	/s/ Yenyou Zheng

James Jenkins
By:	/s/ James Jenkins

Yang Liu
By:	/s/ Yang Liu